Exhibit 3.1

FIRST AMENDED AND RESTATED

BYLAWS OF

CANO PETROLEUM, INC.

ARTICLE 1

OFFICES

Section 1.                        Offices:

The principle office of the Corporation shall be determined by the Board of Directors, and the Corporation shall have other offices at such places as the Board of Directors may from time to time determine.

ARTICLE II

STOCKHOLDERS MEETING

Section 1.                        Place:

The place of stockholders meetings shall be the principal office of the Corporation unless some other place shall be determined and designated from time to time by the Board of Directors.

Section 2.                        Annual Meeting:

The annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose terms expire, and for the transaction of such Other business as may properly come before the meeting, shall be held each year on a date to be determined by the Board of Directors.

Section 3.                        Special Meeting:

Special meeting of the stockholders for any purpose or purposes may be called by the President, the Board of Directors, or the holders of ten percent (10%) or more of all the shares entitled to vote at such meeting, by the giving of notice in writing as hereinafter described.

Section 4.                        Voting:

At all meetings of stockholders, voting may be viva voce; but any qualified voter may demand a stock vote whereupon such vote shall be taken by ballot and the Secretary shall record the name of the stockholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder. Voting may be in person or by proxy appointed in writing, manually signed by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided therein.

Each stockholder shall have such rights to vote as the Articles of Incorporation provide for each share of stock registered in his name on the books of the Corporation, except where the transfer books of the Corporation shall have been closed or a date shall have fixed as a record date, not to exceed, in any case, fifty (50) ‘days preceding the meeting, for the determination of stockholders entitled to vote. The Secretary of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period often (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

Section 5.                        Order of Business:

The order of business at any meeting of stockholders shall be as follows:

1.                           Calling the meeting to order.

2.                           Calling of roll

3.                           Proof of notice of meeting

4.                           Report of the Secretary of the stock represented at the meeting and the existence or lack of a quorum.

5.                           Reading of minutes of last previous meeting and disposal of any unapproved minutes.

6.                           Reports of officers

7.                           Reports of committees.

8.                           Election of directors, if appropriate.

9.                           Unfinished business.

10.                     New business.

11.                     Adjournment

12.                     To the extent that these Bylaws do not apply, Roberts Rules of Order shall prevail.

ARTICLE III

BOARD OF DIRECTORS

Section 1.                        Organization and Powers:

The Board of Directors shall be constituted the policy-making or legislative authority of the Corporation. Management of the affairs, property, and business of the Corporation shall be vested in the Board of Directors, which shall consist of not less than one nor more than ten members, who shall be elected at the annual meeting of stockholders by a plurality vote for a term of one (1)

year, and shall hold office until their successors are elected and qualify. Directors need not be stockholders. Directors shall have all powers with respect to the management, control, and determination of policies of the Corporation that are not limited by these Bylaws, the Articles of Incorporation, or by statute, and the enumeration of any power shall not be considered a limitation thereof.

Section 2.                        Vacancies:

Any vacancy in the Board of Directors, however caused or created, shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or at a special meeting of the stockholders called for that purpose. The directors elected to fill vacancies shall hold office for the unexpired term and until their successors are elected and qualify.

Section 3.                        Regular Meetings.:

A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of stockholders or any special meeting of stockholders at which a director or directors shall have been elected. The Board of Directors may provide by resolution the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

Section 4.                        Special Meetings:

Special meetings of the Board of Directors may be held at the principal office of the Corporation, or such other place as may be fixed by resolution of the Board of Directors for such purpose, at any time on call of the President or of any member of the Board, or may be held at any time and place without notice, by unanimous written consent of all the members, or with the presence and participation of all members at such meeting. A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called, constituted, and held.

Section 5.                        Notices:

Notices of both regular and special meetings, save when held by unanimous consent or participation, shall be mailed by the Secretary to each member of the Board not less than three days before any such meeting and notices of special meetings may state the purposes thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

Section 6.                        Quorum and Manner of Acting:

A quorum for any meeting of the Board of Directors shall be a majority of the Board of Directors as then constituted. Any act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action of such majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if otherwise duly taken by the Board of Directors.

Section 7.                        Executive Committee:

The Board of Directors may be resolution of a majority of the Board designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

Section 8.                        Order of Business:

The order of business at any regular or special meeting of the Board of Directors, unless otherwise prescribed for any meeting by the Board, shall be as follows:

1.                           Reading and disposal of any unapproved minutes

2.                           Reports of officers and committees.

3.                           Unfinished business.

4.                           New business.

5.                           Adjournment.

6.                           To the extent that these Bylaws do not apply, Roberts Rules of Order shall prevail.

Section 9.                        Remuneration:

No stated salary shall be paid to directors for their services as such, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Members of special or standing committees may be allowed like compensation for attending meetings. Nothing herein contained shall be construed to preclude any director from receiving compensation for serving the Corporation in any other capacity, subject to such resolutions of the Board of Directors as may then govern receipt of such compensation.

ARTICLE IV

OFFICERS

Section 1.                        Titles:

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, who shall be elected by the directors at their first meeting following the annual meeting of stockholders. Such officers shall hold office until removed by the Board of Directors or until their successors are elected and qualify. The Board of Directors may appoint from time to time such other officers as it deems desirable who shall serve during such terms as may be fixed by the Board at a duly held meeting. The Board, by resolution, shall specify the titles, duties and responsibilities of such officers.

Section 2.                        President:

The President shall preside at all meetings of stockholders and, in the absence of a, or the, Chairman of the Board of Directors, at all meetings of the directors. He shall be generally vested with the power of the chief executive officer of the Corporation and shall countersign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors or required by law. He shall make reports to the Board of Directors and stockholders and shall perform such other duties and services as may be required of him from time to time by the Board of Directors.

Section 3                           Vice President:

The Vice President shall perform all the duties of the President if the President is absent or for any other reason is unable to perform his duties and shall have such other duties as the Board of Directors shall authorize or direct.

Section 4.                        Secretary:

The Secretary shall issues notices of all meetings of stockholders and directors, shall keep minutes of all such meetings, and shall record all proceedings. He shall have custody and control of the corporate records and books, excluding the books of account, together with the corporate seal. He shall make such reports and perform such other duties as may be consistent with his office or as may be required of him from time to time by the Board of Directors.

Section 5.                        Treasurer:

The Treasurer shall have custody of all moneys and securities of the Corporation and shall have supervision over the regular books of account. He shall deposit all moneys, securities, and other valuable effects of the Corporation in such banks and depositories as the Board of Directors may designate and shall disburse the funds of the Corporation in payment of just debts and demands against the Corporation, or as they may ordered by the Board of Directors, shall render such account of his transactions as may be required of him by the President or the Board of Directors from time to time and shall otherwise perform such duties as may be required of him by the President or the Board of Directors from time to time and shall otherwise perform such duties as may be required of him by the Board of Directors.

The Board of Directors may require the Treasurer to give a bond indemnifying the Corporation against larceny, theft, embezzlement, forgery, misappropriation, or any other act of fraud or dishonesty resulting from his duties as Treasurer of the Corporation, which bond shall be in such amount as appropriate resolution or resolutions of the Board of Directors may require.

Section 6.                        Vacancies or Absences:

If a vacancy in any office arises in any manner, the directors then in office may choose, by a majority vote, a successor to hold office for the unexpired term of the officer. If any officer shall be absent or unable for any reason to perform his duties, the Board of Directors, to the extent not otherwise inconsistent with these Bylaws, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or subordinate officer as seems advisable to the Board.

Section 7.                        Compensation:

No officer shall receive any salary or compensation for his services unless and until the Board of Directors authorizes and fixes the amount and terms of such salary or compensation.

ARTICLE V

STOCK

Section 1.                        Certificates for Shares:

Shares of stock of the Corporation may be certificated or uncertificated as provided under the Delaware General Corporation Law. If shares are certificated, certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. The certificates shall be signed by the President or a Vice President and also by the Secretary or by the Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares. Except as otherwise provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Section 2.                        Replacement of Lost or Destroyed Certificates:

The Corporation may direct a new certificate or certificates to be issued or may register uncertificated shares in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates or the registration of uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance or registration thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the

Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

Section 3.                        Transfer of Shares:

Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. If such shares are certificated, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate or register uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Upon the receipt of proper transfer instructions of uncertificated shares by the holders thereof in person or by their duly authorized attorneys or legal representatives, such uncertificated shares shall be cancelled, issuance of new equivalent certificated or registration of uncertificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded on the books of the Corporation.

Section 4.                        Registered Stockholders:

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5.                        Regulations:

The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or, if the shares are certificated,  the replacement of certificates for shares of stock of the Corporation.

Section 6.                        Legends:

The Board of Directors shall have the power and authority to provide that, if the shares are certificated,  certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE VI

DIVIDENDS AND FINANCES

Section 1.                        Dividends:

Dividends may be declared by the directors and paid out of any funds legally available therefore under the laws of Colorado, as may be deemed advisable from time to time by the Board of Directors of the Corporation. Before declaring any dividends, the Board of Directors may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and to best interests of the Corporation.

Section 2.                        Monies:

The monies, securities, and other valuable effects of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors shall designate and shall be drawn out or removed only as may be authorized by the Board of Directors from time to time.

Section 3.                        Fiscal Year:

Unless and until the Board of Directors by resolution shall determine the fiscal year of the Corporation.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered, amended, or repealed by the Board of Directors by resolution of a majority of the Board.

ARTICLE VIII

INDEMNIFICATION

The Corporation shall indemnify and all of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the defense of any action, suite, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, independently of this Article, by law, under any Bylaw agreement, vote of stockholders, or otherwise.

ARTICLE IX

CONFLICTS OF INTEREST

No contract or other transaction of the Corporation with any other persons, firms or corporations, or in which the Corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or by the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.